UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.03.	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 13, 2015, Whiting Petroleum Corporation (the “Company”) and its subsidiary Whiting Oil and Gas Corporation (“Whiting Oil and Gas”) entered into a Second Amendment (the “Amendment”) to the Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014 (as previously amended by the First Amendment, dated as of April 27, 2015, the “Credit Agreement”), among the Company, Whiting Oil and Gas, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The Amendment amends the Credit Agreement (a) to extend the duration of the existing requirement that the Company maintain, as of the last day of each quarter, a ratio of total senior secured debt to EBITDAX (as defined in the Credit Agreement) during the last four quarters of no greater than 2.5 to 1.0 (the “Secured Debt Ratio”) and (b) to require that the Company maintain, as of the last day of each quarter, a ratio of EBITDAX to consolidated interest charges of the Company and its consolidated subsidiaries during the last four quarters of no less than 2.25 to 1.0 (the “Interest Expense Ratio”). The Secured Debt Ratio and the Interest Expense Ratio will apply as of the last day of each quarter through and including the quarter ending March 31, 2018, unless all collateral securing the Credit Agreement is earlier released as the result of the Company’s achievement of investment grade ratings, in which case the Secured Debt Ratio and the Interest Expense Ratio would cease to apply upon such release. The existing requirement in the Credit Agreement that the Company maintain, as of the last day of each quarter, a ratio of total debt to EBITDAX during the last four quarters of no greater than 4.0 to 1.0 will not apply while the Secured Debt Ratio applies.

The Amendment also sets the borrowing base under the Credit Agreement at $4.0 billion effective as of November 1, 2015. There was no change in the $3.5 billion in aggregate commitments under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. The Company is filing a copy of the Amendment as Exhibit 4.1 hereto, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits:

(4.1)	Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of October 13, 2015, among Whiting Petroleum Corporation, its subsidiary Whiting Oil and Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: October 13, 2015	By:	/s/ James J. Volker
James J. Volker
Chairman, President and
Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

(4.1)	Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of October 13, 2015, among Whiting Petroleum Corporation, its subsidiary Whiting Oil and Gas Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto